As filed with the Securities and Exchange
Commission on November 26, 1996 Registration No.

             SECURITIES AND EXCHANGE
                   COMMISSION
                Washington, D.C.
                      20549
                    FORM S-8

                 POST-EFFECTIVE

                 AMENDMENT NO. 1



             REGISTRATION STATEMENT

              Under The Securities

                       Act

                  of l933 SIMS

                           COMMUNICATIONS, INC.

(Exact name of issuer as specified in its

charter)





































































              Delaware
65-
0287558
    (State or other jurisdiction
(I.R.S.
Employer
  of incorporation or organization
Identification
No.)

  3333 S. Congress Avenue, Suite 401
      Delray Beach, Florida
33445
   (Address of Principal Executive
(Zip
Code)
           Offices)
                               Stock Bonus Plan
                             (Full Title of
                             Plan)
                                James J. Caprio
                           3333 S. Congress
                           Avenue, Suite 401
                           Delray Beach, Florida
                           33445
                 (Name and address of agent for
                              service) (407) 265
                              3601
(Telephone number, including area code, of agent for service)

Copies of all communications, including all
communications sent to agent for service to:
                                 William T.
                                 Hart, Esq.
                                 Hart & Trinen
                                 l624
                             Washington
                             Street
                            Denver, Colorado
                                 80203 (303)
                                 839
                                  0061
          Page one of      pages contained in
the
sequential
numbering
             system.  The Exhibit Index may be
                          found at page .
                          CALCULATION OF
                          REGISTRATION FEE
                                        Propose
                                        d
Proposed Title of
maximum       maximum
securities               Amount           offering
aggregate
Amount
of
        to be                   to be             price
                         offering
registration
registered             registered (1)  per share (2)
price
fee
Common Stock           1,500,000           $0.94
$1,410,000
$487
Issuable Pursuant         Shares
to Stock Bonus Plan


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock.
(2) Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on November 21, 1996.
                        SIMS COMMUNICATIONS, INC.
       Cross Reference Sheet Required Pursuant to
       Rule
                           404 PART I
         INFORMATION REQUIRED IN PROSPECTUS

    (NOTE:    Pursuant to instructions to Form S-8,
the
Prospectus
described
below is not filed with this Registration Statement.)

Item
No.     Form S-8 Caption

Caption

in

Prospectus

  1.     Plan Information

         (a)  General Plan Information ......... Stock

Option and

Bonus

Plans

        (b)  Securities to be Offered ......... Stock
Option and

Bonus

Plans

          (c)  Employees who may Participate in the Plan
              ......................
Stock
Option
and
Bonus
Plans

         (d)  Purchase of Securities Pursuant to the Plan
              and Payment for
Securities Offered ...............                 Stock
Option
and
Bonus
Plans

         (e)  Resale Restrictions ..............   Resale
of
Shares byAffiliates
         (f)  Tax Effects of Plan
              Participation ....................   Stock
Option
and
Bonus
Plans

         (g)  Investment of Funds ..............   Not
Applicable.

         (h)  Withdrawal from the Plan;
              Assignment of Interest ...........   Other
Information
Regarding
                                                   the
         Plans (i)  Forfeitures and Penalties ........
         Other
Information
Regarding
                                                   the
Plans

         (j)  Charges and Deductions and
              Liens Therefore ..................   Other
Information
Regarding
                                                   the
Plans
    2.   Registrant Information and Employee
         Plan Annual Information ...............
Available
Information,
Docu-
                                                   ments
                                                   Incorpor
                                                   at ed by
                                                   Referenc
                                                   e

                          PART II
          INFORMATION NOT REQUIRED IN PROSPECTUS
Item 3 - Incorporation of Documents by Reference
   The following documents filed by the Company with the

Securities and Exchange Commission are incorporated by

reference in

this Registration Statement: Annual Report on Form 10-KSB

for the year

ending June 30, 1996 and Quarterly Report on Form 10-QSB

for quarter ending September 30, 1996. All reports and

documents subsequently filed by the Company pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Securities

Exchange Act of 1934, prior to the

filing of a posteffective amendment to this

Registration Statement of which this Prospectus

is a part which indicates that all securities

offered hereby have been sold or which

deregisters all securities then remaining

unsold, shall be deemed to be incorporated by

reference in this Prospectus and to be a part

thereof from the date of filing of such reports

or documents. Item 4 - Description of Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and
                          Officers The Bylaws of
                          the Company provide in
                          substance that the
Company shall indemnify any person who was or is
a party or is threatened to be made a party to
any threatened or completed action, suit or
proceeding, whether civil, criminal,
administrative, or investigative by reason of
the fact that such person is or was a director,
officer, employee, fiduciary or agent of the
Company, or is or was serving at the request of
the Company as a   director, officer, employee,
fiduciary or agent of
another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.
Item 7 - Exemption from Registration Claimed




         In November 1996, and in accordance
with the Company's Stock Bonus Plan, the Company
issued shares of its Common Stock to the
following persons in consideration of services
rendered to the Company.
               Name of Shareholder
Shares
                 Robert Pittenger
10,000
                 Henry A. McLarty
50,000
                 William R. Smith
150,000
                 Kenneth Zubay
50,000
                 Robert K. Stevens
50,000
                 Jeffrey S. Leiner
15,000
                 Fred Sharp
25,000


300,000

 In issuing the shares to the persons listed above the Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 as such shares were issued in a transaction not involving any public offering. All of the persons listed above, at the time of the issuance of the shares, were Company officers, directors, employees or consultants and were fully informed as to the Company's business and affairs. The Company did not pay any commission to any person in connection with the issuance of these shares.

Item 8 - Exhibits

  4    - Instruments Defining Rights of
         Security Holders

 (a) - Common Stock            Incorporated by reference to
                                   Exhibit 4(a) of the
 Company's
                                   Registration Statement on
 Form
                                   SB2, File No. 33 70546-A

   (b) - Stock Bonus Plan (as amended)

  5 - Opinion Regarding Legality of
       Securities to be Offered
 l5 - Letter Regarding Unaudited
      Interim Financial Information
None

 24 - Consent of Independent Public
        Accountants and Attorneys

25 - Power of Attorney             Included in the
signature
page
                                  of this Registration
Statement
  28 - Information from Reports                None
      furnished to State Insurance
      Regulatory Authorities

 99 - Additional Exhibits
      (Re-Offer Prospectus)

Item 9 - Undertakings

    (a)  The undersigned registrant hereby undertakes:


              (1)  To file, during any period in which
              offers or sales are being made, a post-
              effective amendment to this registration
              statement:
                   (i)   to include any prospectus required
by
              Section l0(a)(3) of the Securities Act of
              l933; (ii)  to reflect in the prospectus any
              facts or events arising after the effective
              date of the registration statement (or the
              most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                   (iii) to include any material information
              with respect to the plan of distribution not
              previously disclosed in the registration
              statement or any material change in such
              information in the registration statement;
                         Provided, however, that paragraphs
              (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934
              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
              (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to
Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                         POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Melvin Leiner and James Caprio, and each of them, his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.
                         SIGNATURES
         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on November 21, 1996.
                                       SIMS COMMUNICATIONS,
                                       INC. By: /s/ Melvin
                                       Leiner
Melvin Leiner, President
                                       By: /s/ James Caprio
                                          James Caprio,
                                          Principal
                                            Financial
                                            Officer
         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature                            Title
Date
/s/ Melvin Leiner             Director
November
21,
1996
Melvin Leiner

/s/ James J. Caprio           Director
November
21,
1996
James J. Caprio

/s/ Donald M. Marks           Director
November
21,
1996
Donald M. Marks

/s/ Darren Marks              Director
November
21,
1996
Darren Marks



2349D